EXHIBIT 99.1
CAUTIONARY STATEMENTS
Certain information in this Form 10-K may contain forward-looking statements regarding future events or the future performance of the Company. These risk factors include, without limitation, uncertainties relating to customer plans and commitments, including, without limitation, (i) the current economic downturn could cause a severe disruption in our operations; (ii) fluctuations in regional demand patterns and economic factors could harm our operations; (iii) our debt facilities could prevent us from borrowing additional funds, if needed; (iv) collections of our accounts receivable; (v) our reliance on suppliers to provide trade credit facilities to adequately fund our on-going operations and product purchases; (vi) a significant percentage of our revenues are generated outside of the United States in countries that may have volatile currencies or other risks; (vii) the loss or reduction in orders from principal customers or a reduction in the prices we are able to charge these customers could cause our revenues to decline and impair our cash flows; (viii) the impact that seasonality may have on our business and results; (ix) we buy a significant amount of our products from a limited number of suppliers, and they may not provide us with competitive products at reasonable prices when we need them in the future; (x) our business could be harmed by consolidation of mobile operators; (xi) we make significant investments in the technology used in our business and rely on that technology to function effectively without interruptions; (xii) the fact that a substantial number of shares are eligible for future sale by Dangaard Holding and the sale of those shares could adversely affect our stock price; (xiii) our future operating results will depend on our ability to continue to increase volumes and maintain margins; (xiv) our ability to expand and implement our future growth strategy, including acquisitions; (xv) uncertainty regarding whether wireless equipment manufacturers and wireless network operators will continue to outsource aspects of their business to us; (xvi) our reliance upon third parties to manufacture products which we distribute and reliance upon their quality control procedures; (xvii) rapid technological changes in the wireless communications and data industry; (xviii) effect of natural disasters, epidemics, hostilities or terrorist attacks on our operations; (xix) intense industry competition; (xx) our ability to manage and sustain future growth at our historical or current rates; (xxi) our ability to continue to enter into relationships and financing that may provide us with minimal returns or losses on our investments; (xxii) our ability to attract and retain qualified management and other personnel, cost of complying with labor agreements and high rate of personnel turnover; (xxiii) protecting our proprietary information; (xxiv) our obligations under certain debt, lease and other contractual arrangements; (xxv) our dependence on our computer and communications systems; (xxvi) uncertainty regarding future volatility in our Common Stock price; (xxvii) potential dilution to existing shareholders from the issuance of securities under our long-term incentive plans. Because of the aforementioned uncertainties affecting our future operating results, past performance should not be considered to be a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. The words “believe,” “expect,” “anticipate,” “estimate” “intend,” “likely”, “will”, “should” and “plan” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance o n any of these forward-looking statements, which speak only as of the date that such statement was made. We undertake no obligation to update any forward-looking statement.